Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 13a-14(a)

I, Jeff Miller, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Synchronoss Technologies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2023

/s/ Jeff Miller
Jeff Miller
Chief Executive Officer